UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2014
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33894	98-0459178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On June 18, 2014, Midway Gold Corp. (the “Company”) held its 2014 Annual General and Special Meeting of Shareholders at the offices of Lionel Sawyer & Collins located at 300 S 4th St # 1700, Las Vegas, NV 89101, at 10:00 a.m. (Nevada time). Shareholders representing 140,884,758 shares or 81.9% of the shares authorized to vote (171,940,484) were present in person or by proxy, representing a quorum for the purposes of the Company’s 2014 Annual General and Special Meeting (the “Meeting”).

Number of Directors

At the Meeting, the shareholders approved a resolution to set the number of directors of the Company’s board of directors to seven directors, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Set number of directors of the Company’s board of directors to seven.	138,303,578	462,339	0	2,118,841

Election of Directors

At the Meeting, the shareholders elected the following director nominees to serve on the Company’s board of directors until the Company’s 2014 Annual General and Special Meeting of Shareholders or until their successors are duly elected and qualified, as follows:

Nominee	Votes For (Number)	Votes Withheld (Number)	Broker Non-Votes
Kenneth A. Brunk	106,764,727	535,551	33,584,480
Martin M. Hale, Jr.	106,730,527	569,751	33,584,480
Roger A. Newell	106,767,727	532,551	33,584,480
Richard P. Sawchak	106,757,727	542,551	33,584,480
John W. Sheridan	106,769,027	531,251	33,584,480
Frank S. Yu	106,757,727	542,551	33,584,480
Nathaniel E. Klein	37,837,838	0	0

Ratification of the Appointment of Auditors

At the Meeting, the shareholders approved a resolution to ratify the appointment of KPMG LLP to serve as the Company’s auditor for the Company’s 2014 fiscal year and to authorize the Company’s board of directors to fix the remuneration to be paid to KPMG LLP, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Appointment of Auditors	140,101,768	0	782,990	0

Preferred Shares Rights Proposal

Pursuant to the side letter agreement (the “Side Letter”) with the holders of the Company’s Series A Preferred Stock, the Company agreed to seek shareholder approval to amend its Articles and Notice of Articles such that in the event the Company is unable to redeem the Company’s Series A Preferred Stock within two years after the redemption date, the Company will grant the Series A Preferred Holders the right, voting as a separate class (to the exclusion of the holders of all other securities and classes of common stock), to elect a majority of the Company’s board of directors. At the Meeting, the common shareholders voted, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of a resolution to amend the Company’s Articles and Notice of Articles to grant the holders of the Company’s Series A Preferred Stock, certain corporate governance and nomination rights in the event the Company fails to redeem the Series A Preferred Stock upon demand	33,451,450	36,010,390	0	33,584,480

The resolution to approve the Preferred Shares Rights Proposal, requiring a two-thirds majority vote, was not approved, and under the terms of the Side Letter, the Company will be required to seek shareholder approval for the Preferred Shares Rights Proposal at each subsequent annual or special meeting of the Company.

Item 7.01 Regulation FD

On June 19, 2014, the Company issued a press release providing the results of its 2014 Annual General and Special Meeting of Shareholders held on June 18, 2014. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits

99.1	Press Release dated June 19, 2014*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

Date: June 19, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release, dated June 19, 2014